EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 4, 2011 relating to the December 31, 2010 financial statements of Hyperlocal Marketing LLC.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 13, 2011